DULLES 636 CENTER

LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease") made and entered into this 20th day of May, 2004, by and between **APA PROPERTIES NO. 2, L.P.**, a Delaware limited partnership, (hereinafter referred to as "Lessor") c/o its Agent Peter Lawrence of Virginia, Inc. ("Agent"), 11440 Isaac Newton Square North, Suite 208, Reston, Virginia 20190, and **STRONGHOLD TECHNOLOGIES, INC.** a New Jersey corporation, having an address at 106 Allen Road, Basking Ridge, New Jersey 07920, hereinafter referred to as "Lessee".

WITNESSETH:

1. **PREMISES:** Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, Suite 112-2A, as such space is shown on Exhibit A, in the building located at 22900 Shaw Road, Sterling Virginia 20166 ("Building") which space contains an "agreed upon" Two Thousand Three Hundred Ninety-Two (2,392) square feet of gross rentable space and is hereinafter referred to as the "Premises" or "Demised Premises". The Building is located in a business park commonly known as Dulles 636 Center (the "Business Park"). Lessee's interest in this Lease is subject to all covenants and restrictions of record and all applicable zoning, municipal, county, state and federal laws, statutes, codes, ordinances, rules and regulations affecting the Business Park. The term "Land", as used in this Lease, shall mean the tax lot on which the Building is located and all appurtenances thereto. The Demised Premises is shown on Exhibit A, attached to this Lease and made a part hereof.

2. **TERM:**

a. The Lease Commencement Date ("Lease Commencement Date") shall be the date Lessor delivers possession of the Premises to Lessee. Promptly after the Lease Commencement Date is ascertained, Lessor and Lessee shall execute a certificate confirming the Lease Commencement Date. It is presently anticipated that the Demised Premises will be delivered to Lessee on June 1, 2004. If Lessor does not deliver possession of the Demised Premises by such date, Lessor shall not have any liability whatsoever on account thereof and this Lease shall not be rendered void or voidable as a result thereof.

b. The Lease Term ("Lease Term") shall commence on the Lease Commencement Date and shall continue for Twenty-Four months (24) full calendar months thereafter. "Lease Year" shall mean a period of twelve (12) consecutive months commencing on the Lease Commencement Date, and each successive twelve (12) month period thereafter; provided, however, that if the Lease Commencement Date is not the first day of a month, then the first Lease Year shall commence on the Lease Commencement Date and shall continue for the balance of the month in which the Lease Commencement Date occurs and for a period of twelve (12) months thereafter.

c. Lessor hereby grants to Lessee the conditional right, exercisable at Lessee's option, to renew the term of this Lease for a single One (1) year term (the "Renewal Term") at a Base Rent which is 100% of the base rent then currently in effect for comparable space in comparable buildings in Sterling, Virginia. If exercised, and if the conditions applicable thereto have been satisfied, the Renewal Term shall commence immediately following the end of the initial Lease Term. The rights of renewal herein granted to Lessee shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

(i) Lessee shall exercise its right of renewal with respect to the Renewal Term by giving Lessor written notice of such election not later than six (6) months prior to the expiration of the initial Lease Term. The parties shall have ten (10) business days after Lessee's timely

Lessor	Lessee
KMM	R

receipt of such notice in which to negotiate in good faith the base rent and additional rent which shall be payable during such Renewal Term. Among the factors to be considered by the parties during such negotiations in determining applicable market rent shall be the general market rent in Sterling, Virginia, the rental rates then being quoted by Lessor to comparable tenants for comparable space in the Building, and the rents being charged similar tenants for similar space in multi-tenanted, buildings in Sterling, Virginia. If during such ten (10) business day period the parties agree on such base rent and additional rent payable during such Renewal Term, then Lessee shall promptly execute an amendment to this Lease stating the terms so agreed upon within ten (10) days after receipt of an amendment from Lessor. If during such ten (10) business day period the parties are unable, for any reason whatsoever, to agree on such base rent and additional rent payable, then within five (5) business days after expiration of such ten (10) business day period, Lessee shall elect by written notice to Lessor, either (a) accept Lessor's determination of base rent and other items of additional rent or (b) rescind its renewal notice. Absent such notification, Lessee shall be deemed to have rescinded its renewal notice. If Lessee's renewal notice is not given timely or Lessee fails to execute an amendment to this Lease within the time period specified above, then, at Lessor's option, Lessee's right of renewal shall lapse and be of no further force and effect.

(ii) If Lessee is in default under this Lease on the date Lessee sends a renewal notice or any time thereafter until the Renewal Term is to commence, then, at Lessor's election, such Renewal Term shall not commence and the term of this Lease shall expire at the expiration of the initial Lease Term.

(iii) If at any time fifty percent (50%) or more of the square feet of rentable area of the Premises have been subleased or assigned or if this Lease has been terminated with respect to any such portion, then Lessee's rights pursuant to this Section shall lapse and be of no further force or effect.

(iv) Lessee's right of renewal under this Section may be exercised only by Lessee and may not be exercised by any transferee, sublessee or assignee of Lessee.

3. **RENT:**

a. For the First Lease Year, as Annual Base Rent ("Base Rent") for the Demised Premises, Lessee shall pay to Lessor Thirty-Seven Thousand Seventy-Six and 00/100 Dollars ($37,076.00) and shall be adjusted in accordance with Paragraph 3(b) below. Annual Base Rent stipulated for each of the applicable Lease Years shall be paid in equal one-twelfth (1/12th) installments in advance on the first day of each calendar month for the applicable Lease Year. If the Lease Commencement Date is not the first day of a month, then the Base Rent and Expenses (as defined herein) from the Lease Commencement Date until the first day of the following calendar month shall be pro rated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of the Base Rent and Expenses payable during the first Lease Year, and Lessee shall pay such prorated installment on the Lease Commencement Date. Base Rent and all other items of rent or payments due Lessor under this Lease shall be paid to Lessor, without setoff, deduction or demand, at the address of Lessor set forth above or at such other address and/or to such other party as Lessor may, from time to time, designate by written notice to Lessee in the manner hereafter set forth.

b. On the first day of the second and each succeeding Lease Year, the Annual Base Rent in effect shall be increased by the product of Three and 00/100ths percent (3.00%) multiplied by the amount of the Annual Base Rent payable during the immediately preceding Lease Year.

c. Lessor hereby acknowledges receipt of Lessee's check, subject to collection, in the amount of Nine Thousand Two Hundred Sixty-Nine and 00/100 Dollars ($9,269.00), representing payment of the initial security deposit required by Paragraph 3[illegible] of this Lease.

Lessor	Lessee
KMN	RV

d. Lessor hereby acknowledges receipt of Lessee's check, subject to collection, in the amount of Three Thousand Eighty-Nine and 67/100 Dollars ($3,089.67), representing payment of one (1) month of Base Rent in advance.

e. Lessee covenants and agrees to pay all licenses, taxes, sales taxes and assessments of every kind and character imposed by any governmental body, etc. against or in connection with the operation of the business conducted on the Demised Premises, or against Lessee's property in or on the Demised Premises or on any installment of Base Rent or item of additional rent or other charge payable by Lessee under this Lease.

4. **REPAIR AND MAINTENANCE:** Lessor shall (other than for any repairs or replacements required as a result of the acts or omissions or negligence of Lessee, its agents, officers and its and their employees or invitees) maintain in good condition the roof and structural portions of the Building, all landscaping, curbing, sidewalks, roads, parking areas, driveways and all interior and exterior common areas of the Building and systems used in common by the tenants of the Building and generally keep the same clean. Lessee will maintain in good order, condition and repair (including replacements) the entire Demised Premises, including, but not limited to, all fixtures, machinery and equipment therein. Garbage and refuse shall be stored at such locations and in such containers as shall be approved by Lessor. Lessee agrees that extraordinary waste, such as crates, cartons, boxes, etc. (the discarding of used furniture or equipment being deemed extraordinary waste) shall be removed from the Building and disposed of by Lessor at Lessee's cost and expense, and that Lessee, upon Lessor's demand, will promptly reimburse Lessor for such removal and disposal. Lessee shall be responsible for replacement and installation of all light bulbs within the Demised Premises, as well as all interior and exterior door knobs, locks and mechanisms to the Premises. Lessee shall be responsible for repairs and restoration to the Demised Premises or the Building resulting from, occasioned by, or arising from, any break-ins, burglaries or attempted break-ins or burglaries in, on, or to the Demised Premises.

5. **COMPLIANCE WITH REQUIREMENTS OF LAW:** Lessee, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances, rules, orders, regulations and requirements of the Federal, State, County and local government and of any and all their departments and bureaus with jurisdiction over the Demised Premises, and with any directives of any public officer or officers which shall impose any violation, order or duty upon Lessor or Lessee with respect to the Demised Premises and/or relate to the correction, prevention and/or abatement of nuisances or other grievances in, upon or connected with the Demised Premises during the term hereof. Lessee shall, at Lessee's own cost and expense, also promptly comply with and obey all rules, orders and regulations of any fire underwriting or rating authority. Any governmental or municipal permits, approvals or consents required in order for Lessee to be able to use the Demised Premises for the purposes for which Lessee intends, and is permitted hereunder, to use the Demised Premises, if necessary, shall be obtained by Lessee, at Lessee's sole cost and expense, and any failure of Lessee to obtain such permits, approvals or consents shall not relieve Lessee of its obligations hereunder.

6. **BUILDING SERVICES:** a. Provided Lessee is not in default under this Lease, Lessor shall provide the following services:

i. Lessor shall, through the heating, ventilating and air conditioning systems of the Building, furnish to the Demised Premises during Regular Business Hours, as such term is hereinafter defined, air-conditioning, ventilation and heat, as Lessor shall deem appropriate for the season (not to exceed temperatures prescribed by any energy conservation or similar regulations or orders of any governmental authority having jurisdiction thereof).

ii. During regular business hours Lessor will, through the existing water pipes presently serving the Building, supply the Building with an adequate quantity of water for lavatory and drinking purposes.

Lessor	Lessee
Kna	[illegible]

iii. During regular business hours Lessor shall furnish Lessee with electricity for Lessee's ordinary office lighting and office machinery purposes based on Lessee's consumption of electricity on the basis of no more than three (3) watts per square foot (connected load) for two hundred fifteen (215) hours per month. Lessor shall, at its option, have the right from time to time, to survey Lessee's electric energy usage to determine whether Lessee's electric usage exceeds the standards set forth in the preceding sentence, and if Lessee's usage exceeds those standards, the Base Rent shall be appropriately increased to reflect Lessee's excess electrical usage. Such increase to be determined by a reputable electrical surveyor selected by Lessor, which increases shall be retroactive to the increase in Lessee's electric use (as determined by the surveyor). The findings of the surveyor shall be conclusive and binding upon Lessor and Lessee. Lessee shall not install or use any machinery, equipment or lighting in the Demised Premises that would require more than three (3) watts of electricity per square foot (connected load) in the aggregate or that would otherwise adversely affect the building's electrical or HVAC systems.

iv. During regular business hours Lessor will furnish the common areas of the Office Component of the Building ("Office Common Areas") with janitorial services customarily provided in buildings of similar quality located in Northern Virginia. Lessor shall not be liable to provide extra cleaning services occasioned by Lessee's use of the Demised Premises.

b. The performance by Lessor of its obligations under this paragraph 6 is subject to Lessee's compliance with the conditions of occupancy including, without limitation, number of people and arrangement of partitions and interior walls, and connected electrical load established by Lessor. Lessor reserves the right to stop services to the Demised Premises when necessary, in the judgment of Lessor, for reasons of accident or emergency or for repairs, alterations or improvements.

c. For the purposes of this Lease, the term (i) "Regular Business Hours" shall mean the hours between 8:00 A.M. and 6:00 P.M. on business days and (ii) "business days" shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as holidays and such other days designated as legal holidays by the applicable building service union employees' service contract and/or by the applicable operating engineers contract.

d. Lessee shall, at its own cost and expense, keep the Demised Premises clean, it being understood and agreed that Lessor shall not be furnish janitorial or cleaning services to Demised Premises.

7. **ALTERATIONS:** Lessee shall make no additions, installations, alterations or changes in or to the Demised Premises without obtaining the prior written permission of Lessor. In any event, all installations, alterations or work done by Lessee shall at all times comply with:

a. Laws, rules, orders and regulations of all governmental or municipal bodies, authorities, departments or agencies having jurisdiction thereof and such rules and regulations as Lessor shall promulgate.

b. Plans and specifications prepared by and at the expense of Lessee theretofore submitted to Lessor for its prior written approval; no installations, alterations or any other work shall be undertaken, started or begun by Lessee, its agents, servants or employees, until Lessor has approved such plans and specifications; and no amendments or additions to such plans and specifications shall be made without the prior written consent of Lessor.

c. Lessee agrees to pay Lessor's costs and expenses of reviewing any plans and specifications submitted for Lessor's review plus an inspection fee of One Hundred and 00/100ths ($100.00) Dollars per inspection.

Lessor	Lessee
KMA	RV

8. **ACCESS:** Lessee shall permit Lessor and others authorized by Lessor to enter upon the Demised Premises at all reasonable times to examine the condition thereof and conditions of Lessee's occupancy, to make such repairs, additions or alterations thereon as Lessor may deem necessary, for such other purposes as may be related to Lessor's ownership or to exhibit the same to prospective tenants, purchasers and/or mortgagees.

9. **SIGNAGE:** Lessee may not erect any sign in or on any portion of the Demised Premises or the Building without first obtaining Lessor's written consent. Any such signage shall comply with Lessor's Building Signage Criteria and shall be purchased, installed and maintained by Lessee at Lessee's sole cost. Prior to installing any such signage, Lessee shall be solely responsible for obtaining all required permits and approvals, and shall deliver copies of any such approvals to Lessor. All signage installed by Lessee shall be removed by Lessee, at Lessee's sole cost and expense, prior to the expiration or earlier termination of the Lease Term (and Lessee shall repair any damage to the Building or the Premises caused by such removal). If Lessee fails to remove the sign and repair and restore the Premises or the Building to their condition prior to the installation of such sign, then Lessor shall have right, but not the obligation, to effect the same, and Lessee shall pay to Lessor, as additional rent, all costs incurred by Lessor in connection therewith.

10. **USE:** Lessee shall use the Demised Premises solely for general office and for no other use or purpose. Lessee shall not use, or permit the use of, the Demised Premises contrary to any applicable statute, ordinance, law, rule or regulation or in violation of the certificate of occupancy.

11. **INDEMNITY:** Lessee shall save and hold Lessor harmless from all liabilities, charges, expenses (including counsel fees) and costs on account of all claims for damages and otherwise and/or suits for or by reason of any injury or injuries to any person or property of any kind whatsoever, whether the person or property of Lessee, its agents or employees or third persons, from any cause or causes whatsoever while on or upon or in proximity to said Premises or due to any breach of a covenant herein by Lessee or to Lessee's use and occupancy of the Demised Premises. Lessor shall not in any manner be liable to Lessee for damages, losses or any other claim resulting from Lessor's delay or failure in delivery of the Demised Premises.

12. **SURRENDER AND TERMINATION:** All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises prior to or during the term, whether by Lessor, at its expense or at the expense of Lessee, or by Lessee, shall be and remain part of the Demised Premises and shall not be removed by Lessee at the end of the term, unless Lessor, at least fifteen (15) days prior to the expiration of the term, notifies Lessee to remove the same. All of Lessee's removable trade fixtures and removable business equipment may be removed by Lessee upon condition that such removal does not materially damage the Building and that the cost of repairing any damage to the Demised Premises or the Building arising from such removal shall be paid by Lessee. Any property of Lessee or of any subtenant or occupant that Lessee has the right to remove or may hereunder be required to remove which shall remain in the Building after the expiration or termination of the term of this Lease shall be deemed to have been abandoned by Lessee and either may be retained by Lessor as its property or may be disposed of in such manner as Lessor may see fit; provided, however, that, notwithstanding the foregoing, in the event of any failure of Lessee to promptly remove the items requested by Lessor to be removed and/or restore any damage to the Building or Demised Premises occasioned by such removal, Lessor, at Lessee's cost and expense, may remove the items Lessee failed to remove and/or effect all repairs to the Building and Demised Premises. If such property or any part thereof shall be sold, Lessor may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Base Rent, additional rent or other charge payable hereunder and any damages to which Lessor may be entitled hereunder or pursuant to law. Upon the expiration or other termination of the term of this Lease, Lessee shall quit and surrender to Lessor the Demised Premises, broom clean, in good order and condition, ordinary wear excepted, and Lessee shall (i) remove all of its property and other items that it is permitted or required hereunder to remove and (ii) repair all

Lessor	Lessee
KAT	[illegible]

damage to the Building and/or the Demised Premises occasioned by such removal. Lessee's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

13. **LIABILITY**: Lessor, its agents and its and their employees shall not be liable for any damage to property of Lessee or of any other party claiming by, through or under Lessee, nor for the loss of or damage to any property of Lessee by theft or otherwise. Lessee shall, at its own cost and expense, be responsible for the repairs or restoration due to, or resulting from, any theft or otherwise. Lessor or its agent shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature; nor shall Lessor or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi public work; nor shall Lessor be liable for any defect (latent or otherwise) in the Demised Premises or in the Building. Lessee shall reimburse and compensate Lessor as additional rent for all expenditures made by, or damages or fines sustained or incurred by, Lessor due to non performance or non-compliance with or breach or failure to observe any term, covenants or condition of this Lease upon Lessee's part to be kept, observed, performed or complied with.

14. **NO WAIVER:** The failure of Lessor to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Lessor of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Lessor unless such waiver be in writing signed by Lessor. No surrender of this Lease shall be effective without Lessor's written agreement to accept such surrender. No payment by Lessee, or receipt by Lessor, of a lesser amount than the full rent, additional rent or payment obligation hereunder shall be deemed to be other than on account for the sum or sums stipulated hereunder, nor shall any endorsement or statement on any check or any letter accompanying a payment by Lessee be deemed an accord and satisfaction and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent, additional rent or other payment or pursue any other remedy available to Lessor. No waiver, on the part of Lessor, its successors or assigns, of any default or breach by Lessee of any covenant, agreement or condition of this Lease shall be construed to be a waiver of the rights of Lessor as to any prior or future default or breach by Lessee.

15. **SUBORDINATION:**

a. This Lease is subject and subordinate to the lien of any and all mortgages, deeds of trust or other security devices which may now or hereafter affect or encumber all or any portion of the Building or the land underlying the same and the land and other property appurtenant to the use and enjoyment of the Building (collectively, the "Land"). This clause shall be self operative and no further instrument of subordination shall be required by any mortgagee, or holder of another security device or holder of a ground leasehold interest. In confirmation of such subordination, Lessee shall execute promptly any certificate that Lessor may request. Lessee hereby constitutes and appoints Lessor Lessee's attorney-in-fact to execute any such certificate or certificates for and on behalf of Lessee.

b. Notwithstanding the foregoing, in the event any such mortgagee or the holder of any deed to secure debt, other security device or ground leasehold interest shall elect to make the lien of this Lease prior to the lien of its mortgage, deed to secure debt, other security device or ground leasehold interest, then, upon such party giving Lessee written notice to such effect, this Lease shall be deemed to be prior in lien to the lien of such mortgage deed to secure debt, other security device or ground leasehold interest, whether dated prior or subsequent thereto.

Lessor	Lessee
KMN	[illegible]

16. **INSURANCE.** Commencing on the date the premises is delivered to Lessee and during the term of this Lease and any renewals or extensions thereof, the Lessee shall keep, in full force and effect, Commercial General Liability Insurance insuring the Lessee. Policy limits shall not be less than $2,000,000 (two million dollars) per occurrence and a general aggregate limit of $3,000,000 (three million dollars) covering death, bodily injury and property damage. Subject coverage shall also include fire and extended coverage legal liability insurance in an amount not less than $50,000 (Fifty Thousand Dollars.) The limits of said insurance shall not in any way limit the liability of Lessee under this Lease. Lessee shall deliver to Lessor a Certificate of Insurance showing evidence of the named requirements herein. All insurance policies which Lessee is required to secure and maintain shall conform to the following conditions:

a. Policies shall be written by one or more responsible insurance companies rated A.M. Best A- (A minus) 6 or better. Policies shall be in a form and by companies acceptable to Lessor and such acceptance will not be unreasonably withheld.

b. Policies shall name Lessor, Agent or any other person designated by Lessor, as Additional Insured and shall contain a clause that insured shall not cancel insurance without first giving Lessor at least 30 (thirty) day prior written notice.

c. Policies shall waive all rights of subrogation against Lessor, and Lessor's mortgagees with respect to such losses payable under such policies. Lessee hereby waives any and all right of recovery which it might otherwise have against Lessor or Lessor's agents for loss or damage to Lessee's furniture, furnishings, fixtures, inventory and/or improvements made by Lessee and all other losses covered by the insurance required to be carried by Lessee.

d. Lessee shall not conduct or permit to be conducted any activity, or place or permit to be placed any equipment or other item in or about the premises of the building which will in any way increase the rate of fire insurance or other insurance on the building. If any increase in the rate of fire insurance or other insurance is due to any activity, equipment or other items of Lessee, then (whether or not Lessor has consented to such activity, equipment or other item) Lessee shall pay as additional rent due hereunder the amount of such increase. The statement of any applicable insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions) that an increase is due to any such activity, equipment or other item shall be conclusive evidence thereof.

17. **DEFAULT:** Time is of the essence with regard to the performance of Lessee's obligations under this Lease. Any of the following constitutes a default of this Lease by Lessee.

a. Failure to pay any installment of Base Rent, item of additional rent or other charge payable under this Lease on the applicable payment date.

Lessee shall pay Lessor interest at the rate of eighteen percent (18%) simple interest per annum (or if such rate be illegal, at the maximum rate permitted by law, and any payment in excess of that which is permitted by law shall, and be deemed to be, an advance payment of Base Rent and shall be applied against the installments of Base Rent next becoming due) on all payments due under this Lease that are not made on the date when due, calculated from the date when due until paid in full.

b. Failure to cure any other default of Lessee's obligations under this Lease for a period of ten (10) days after notice specifying the nature of the default.

c. Vacation or abandonment of the Demised Premises.

Lessor	Lessee
KMN	

d. Lessee files a voluntary petition in bankruptcy or is adjudicated insolvent or a bankrupt, or makes an assignment for the benefit of creditors, or files a petition for relief under any applicable bankruptcy law, or consents to the appointment of a trustee or receiver of all or any substantial part of its property.

e. An involuntary petition under any applicable bankruptcy law is filed against Lessee and is not vacated within thirty (30) days.

18 **LESSOR'S REMEDIES:** Upon Lessee's default and the expiration of any applicable grace period, Lessor may (at Lessor's option and in addition to all other rights provided in this Lease at law or in equity) take any one or more of the following actions without further notice or demand.

a. Terminate this Lease and Lessee's right of possession of the Demised Premises, and recover all damages to which Lessor is entitled under law, specifically including, but without limitation, all of Lessor's expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, alterations, legal fees and brokerage commissions). If Lessor elects to terminate this Lease, every obligation of the parties shall cease as of the date of such termination, except that Lessee shall remain liable for payment of rent and performance of all other terms and conditions of this Lease to the date of termination.

b. Terminate Lessee's right of possession of the Demised Premises without terminating this Lease, in which event Lessor may, but shall not be obligated to, relet the Demised Premises, or any part thereof, for the account of Lessee, for such rent and term and upon such other conditions as are acceptable to Lessor. For purposes of such reletting, Lessor is authorized to redecorate, repair, alter and improve the Demised Premises to the extent necessary in Lessor's sole discretion. Until Lessor relets the Demised Premises, Lessee shall remain obligated to pay rent to Lessor as provided in this Lease. If and when the Demised Premises are relet and if a sufficient sum is not realized from such reletting after payment of all Lessor's expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, alterations, legal fees and brokerage commissions) to satisfy the payment of rent due under this Lease for any month, Lessee shall pay Lessor any such deficiency upon demand. Lessee agrees that Lessor may file suit to recover any sums due Lessor under this Paragraph 18b from time to time and that such suit or recovery of any amount due Lessor shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Lessor.

c. Terminate this Lease and Lessee's right of possession of the Demised Premises, and recover from Lessee the net present value of the rent due from the date of termination until the stated expiration date, discounted at the lesser of the prime rate of Citibank, N.A. as of the date of termination or five percent (5%) per annum.

d. Re-enter and repossess the Demised Premises and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action or by using such force as may be necessary. Lessor shall have no liability by reason of any such re-entry, repossession or removal.

e. Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Demised Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the lesser of eighteen percent (18%) per annum or the maximum rate then allowable by law.

f. If Lessor takes possession pursuant to this Paragraph 18, with or without terminating this Lease, Lessor may, at its option, enter unto the Demised Premises, remove Lessee's improvements, signs, personal property, equipment and other evidences of tenancy, and store or dispose of them, at Lessee's risk and expense or as Lessor may see fit, and take and hold possession of the Demised Premises, provided, however, that if Lessor elects to take possession only without terminating this Lease, such entry and possession shall not terminate this Lease or

Lessor	Lessee
KAN	NL

release Lessee in whole or in part, from the obligation to pay the Base Rent and additional rent and other charges payable under this Lease for the full term or from any other obligation under this Lease.

This Lease shall not be deemed to be terminated by Lessor's entry on the Demised Premises or by any other act unless Lessor specifically expresses its intent to terminate this Lease.

Lessor's remedies in this Paragraph 18 are cumulative and in addition to any other remedies available at law or in equity.

19. **DESTRUCTION - FIRE OR OTHER CAUSE:** If the Demised Premises shall be partially damaged by fire or other cause without the fault or neglect of Lessee or Lessee's servants, employees, agents, invitees or licensees, Lessor shall, upon Lessor's receipt of the insurance proceeds and to the extent such proceeds are allocable or attributable to the Demised Premises, repair the portions of the Demised Premises covered by Lessor's insurance, and the rent until such repairs shall have been made shall be apportioned according to the part of the Demised Premises which is usable by Lessee. But if such partial damage is due to the fault or neglect of Lessee or Lessee's servants, employees, agents, invitees or licensees, without prejudice to any other rights and remedies of Lessor and without prejudice to the rights of subrogation of Lessor's insurer, the damages shall be repaired by Lessor but there shall be no apportionment or abatement of rent. If the Demised Premises are totally damaged or are rendered wholly untenantable by fire or other cause and Lessor shall decide not to restore or not to rebuild the same, or if the Building shall be so damaged that Lessor shall decide to demolish it or not to rebuild it, or if the damage occurs in the last year of the then term of this Lease, or if the Building (whether or not the Demised Premises have been damaged) should be damaged to the extent of fifty percent (50%) or more of the then monetary value thereof, or if the damage resulted from a risk not fully covered by Lessor's insurance, then or in any of such events, Lessor may, within ninety (90) days after such fire or other cause, give Lessee a notice of Lessor's election to cancel this Lease, and thereupon the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and Lessee shall vacate the Demised Premises and surrender the same to Lessor. For purposes of this Lease, the term "Lessor's receipt of insurance proceeds" shall mean the portion of the insurance proceeds paid over to Lessor free and clear of any collection by mortgagees for the value of the damage, attorney fees and other costs of compromise, adjustment, settlement and collection of the insurance proceeds.

20. **LEGAL FEES:** In the event it shall become necessary for Lessor, at any time, to institute any legal action or proceedings of any nature for the enforcement of this Lease, or any of the provisions hereof, or to employ an attorney-at-law therefore and Lessor prevails in such action or proceedings, then Lessee shall pay to Lessor all such costs (including a reasonable attorney's fee) incurred in such action or proceedings.

21. **CONDEMNATION:** If all of the Building is taken by or under the power of eminent domain (or conveyance in lieu thereof), this Lease shall terminate on the date the condemning authority takes possession. In all other cases of any taking of the Building or the Land by the power of eminent domain (or conveyance in lieu thereof), Lessor shall have the option of electing to terminate this Lease. If Lessor does not elect to terminate, Lessor shall do the work necessary so as to constitute the portion of the Building not so taken a complete architectural unit and Lessee shall do all other work necessary for it to use and occupy the Demised Premises for its permitted purpose. During the period of Lessor's repairs, rent shall abate in an amount bearing the same ratio as the portion of the Demised Premises unusable by Lessee bears to the entire Demised Premises. Rent shall be equitably adjusted, as of the date the condemning authority permanently acquires possession of any portion of the Demised Premises, to reflect any permanent reduction in the rentable portion of the Demised Premises. Lessee shall not be entitled to, hereby expressly waives, and hereby assigns to Lessor all Lessee's right, title and interest in and to, any condemnation award for any taking (or consideration paid for a conveyance in lieu thereof), whether whole, partial, temporary or permanent, and whether for diminution of the value of Lessee's interest in this Lease or term thereof or to the lease improve-

Lessor	Lessee
KMH	[illegible]

ments or for any other claim or damage, including, without limitation, severance damages and loss of, or damage to, Lessee's trade fixtures, except Lessee shall not be precluded from seeking a separate claim for business damages or moving expenses against the condemning authority provided any awards or proceeds sought by, or paid to, Lessee does not reduce or diminish in any way or amount the awards or proceeds otherwise payable to Lessor.

22. **ASSIGNMENT AND SUBLETTING**: a. Lessee shall not assign, transfer or otherwise encumber (collectively, "assign") this Lease or all or any of Lessee's rights hereunder or interest herein, or sublet or permit anyone to use or occupy (collectively, "sublet") the Premises or any part thereof, without obtaining the prior written consent of Lessor, which consent may be withheld or granted in Lessor's sole and absolute discretion. No assignment or right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Lessor. Any assignment or subletting, Lessor's consent thereto, or Lessor's collection or acceptance of rent from any assignee or subtenant shall not be construed either as waiving or releasing Lessee from any of its liabilities or obligations under this Lease as a principal and not as a guarantor or surety, or as relieving Lessee or any assignee or subtenant from the obligation of obtaining Lessor's prior written consent to any subsequent assignment or subletting. As security for this Lease, Lessee hereby assigns to Lessor the rent due from any assignee or subtenant of Lessee. For any period during which Lessee is in default hereunder, Lessee hereby authorizes each such assignee or subtenant to pay said rent directly to Lessor upon receipt of notice from Lessor specifying same. Lessor's collection of such rent shall not be construed as an acceptance of such assignee or subtenant as a tenant. Lessee shall not mortgage, pledge, hypothecate or encumber (collectively "mortgage") this Lease without Lessor's prior written consent, which consent may be granted or withheld in Lessor's sole and absolute discretion. Lessee shall pay to Lessor an administrative fee equal to one thousand five hundred dollars ($1,500) plus all other expenses (including attorneys' fees and accounting costs) incurred by Lessor in connection with Lessee's request for Lessor to give its consent to any assignment, subletting, or mortgage. Lessee shall notify Lessor prior to engaging a real estate broker in connection with any proposed assignment or sublease. Any sublease, assignment or mortgage shall, at Lessor's option, be effected on forms approved by Lessor. Lessee shall deliver to Lessor a fully-executed copy of each agreement evidencing a sublease, assignment or mortgage within ten (10) days after Lessee's execution thereof.

b. If Lessee is a partnership, then any event (whether voluntary, concurrent or related) resulting in a dissolution of Lessee, any withdrawal or change (whether voluntary, involuntary or by operation of law) of partners owning a controlling interest in Lessee (including each general partner), or any structural or other change having the effect of limiting the liability of the partners shall be deemed a voluntary assignment of this Lease subject to the provisions of this Section. If Lessee is a corporation (or a partnership with a corporate general partner), then any event (whether voluntary, concurrent or related) resulting in a dissolution, merger, consolidation or other reorganization of Lessee (or such corporate general partner), or the sale or transfer or relinquishment of the interest of shareholders who, as of the date of this Lease, own a controlling interest of the capital stock of Lessee (or such corporate general partner), shall be deemed a voluntary assignment of this Lease subject to the provisions of this Section; provided, however, that the foregoing portion of this sentence shall not apply to corporations whose stock is traded through a national or regional exchange or over-the-counter market.

c. If at any time during the Lease Term Lessee desires to assign, sublet or mortgage all or part of this Lease or the Premises, then in connection with Lessee's request to Lessor for Lessor's consent thereto, Lessee shall give notice to Lessor in writing ("Lessee's Request Notice") containing: the identity of the proposed assignee, subtenant or other party and a description of its business; the terms of the proposed assignment, subletting or other transaction; the commencement date of the proposed assignment, subletting or other transaction (the "Proposed Sublease Commencement Date"); the area proposed to be assigned, sublet or otherwise encumbered (the "Proposed Sublet Space"); the most recent financial statement or other evidence of financial responsibility of such proposed assignee, subtenant or other party; and a certification executed by Lessee and such party stating whether or not any premium or other consideration is being paid for the assignment, sublease or other transaction.

Lessor	Lessee
KMA	[illegible]

d. Lessor shall have the right in its sole and absolute discretion to terminate this Lease with respect to the Proposed Sublet Space by sending Lessee written notice of such termination within thirty (30) days after Lessor's receipt of Lessee's Request Notice. If the Proposed Sublet Space does not constitute the entire Premises and Lessor exercises its option to terminate this Lease with respect to the Proposed Sublet Space, then (i) Lessee shall tender the Proposed Sublet Space to Lessor on the Proposed Sublease Commencement Date and such space shall thereafter be deleted from the Premises, and (ii) as to that portion of the Premises which is not part of the Proposed Sublet Space, this Lease shall remain in full force and effect except that Base Rent and additional rent shall be reduced pro rata. All costs of any construction required to permit the operation of the Proposed Sublet Space separate from the balance of the Premises shall be paid by Lessee to Lessor as additional rent hereunder. If the Proposed Sublet Space constitutes the entire Premises and Lessor elects to terminate this Lease, then Lessee shall tender the Proposed Sublet Space to Lessor, and this Lease shall terminate, on the Proposed Sublease Commencement Date.

e. If any sublease or assignment (whether by operation of law or otherwise, including without limitation an assignment pursuant to the provisions of the Bankruptcy Code or any other Insolvency Law) provides that the subtenant or assignee thereunder is to pay any amount in excess of the rental and other charges due under this Lease, then whether such excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Lessee's fixtures, leasehold improvements, furniture and other personal property, or any other form (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro rata basis), Lessee shall pay to Lessor any such excess or other premium applicable to the sublease or assignment, which amount shall be paid by Lessee to Lessor as additional rent upon such terms as shall be specified by Lessor and in no event later than ten (10) days after any receipt thereof by Lessee. Acceptance by Lessor of any payments due under this Section shall not be deemed to constitute approval by Lessor of any sublease or assignment, nor shall such acceptance waive any rights of Lessor hereunder. Lessor shall have the right to inspect and audit Lessee's books and records relating to any sublease or assignment.

f. All restrictions and obligations imposed pursuant to this Lease on Lessee shall be deemed to extend to any subtenant, assignee, licensee, concessionaire or other occupant or transferee, and Lessee shall cause such person to comply with such restrictions and obligations. Any assignee shall be deemed to have assumed obligations as if such assignee had originally executed this Lease and at Lessor's request shall execute promptly a document confirming such assumption. Each sublease is subject to the condition that if the Lease Term is terminated or Lessor succeeds to Lessee's interest in the Premises by voluntary surrender or otherwise, at Lessor's option the subtenant shall be bound to Lessor for the balance of the term of such sublease and shall attorn to and recognize Lessor as its landlord under the then executory terms of such sublease.

23. **PARKING:** During the Lease Term, Lessor agrees to make available to Lessee and its employees parking spaces for the unreserved parking of standard sized passenger automobiles on the surface parking lot adjacent to the Building or other parking facilities provided by Lessor in an amount equal to ten (10) parking spaces on a nonexclusive, unassigned, first come, first served basis. Lessee shall not park any vehicle in any area where said parking will constitute a problem to other tenants. Parking areas shall be provided at no additional cost to Lessee. Lessor reserves the right at all times during the Lease Term to designate and redesignate such parking areas and to prescribe the use thereof by reasonable rules and regulations. Lessee, its officers, employees, guests, invitees and visitors shall not at any time park trucks or vehicles in any of the areas designated for automobile parking. Lessor shall have no responsibility to police or otherwise insure Lessee's or other tenants' use thereof. Parking areas shall be provided by Lessor for use by Lessee, its officers, employees, guests, invitees and visitors in common with the other tenants of the Building and Business Park, their officers, employees, guests, invitees, visitors and such other parties as Lessor shall, from time to time, permit. All parking spaces and parking areas shall be non-attended and shall be utilized at the

Lessor	Lessee
KHN	[illegible]

vehicle owner's own risk. Lessor shall not be liable for any injury to persons or property or loss by theft or otherwise to any vehicle or its contents. Vehicles parked on lawn areas are subject to being towed away at vehicle owner's expense.

24. **KEYS**: Lessor shall, at the commencement of the term of this Lease, furnish Lessee, at no cost to Lessee, with two (2) keys for the entrance to the Demised Premises. Lessee acknowledges that such locks may be master-keyed. If Lessee needs additional keys, such keys must be obtained from Lessor and Lessee will pay to Lessor the then standard Building charge for additional keys. At the expiration or earlier termination of this Lease, Lessee shall surrender all such keys to Lessor. Lessee shall not add additional locks or change locks without Lessor's prior written consent and then only if Lessee furnishes Lessor with two (2) copies of each key required to gain access to all portions of the Demised Premises.

25. **MECHANICS' LIENS**: Neither Lessor nor the property shall be liable for any labor, services or materials furnished or to be furnished to Lessee upon credit, and no mechanic's or other lien for any such labor, services or materials shall attach to, encumber or in any way affect the reversionary interest or other estate or interest of Lessor in and to the Building or the Land. Nothing in this Lease shall be construed as a consent by Lessor to subject Lessor's reversionary interest in the Demised Premises to liability under any lien or other law. If, as a result of any work or installation made by, or on behalf of Lessee, or Lessee's maintenance and repair of the Demised Premises, a claim of lien or lien is filed against the Demised Premises or all or any portion of the Building or the Land, within ten (10) days after it is filed, Lessee shall either satisfy the claim of lien or lien. If Lessee fails to do so within the ten (10) day period, Lessor may satisfy the lien, and Lessee shall reimburse Lessor for all Lessor's costs and expenses (including reasonable attorneys' fees) incurred in connection therewith.

26. **NOTICES**: All notices by Lessee to Lessor or by Lessor to Lessee with regard to this Lease must be in writing and shall be deemed conclusively delivered when same are either hand delivered, or deposited in the U.S. mail, postage prepaid, certified, return receipt requested, or picked up for delivery by a nationally recognized courier for overnight delivery with such delivery charge being prepaid, if to Lessor, addressed to Lessor at the address set forth for Lessor on page 1 of this Lease or if to Lessee, at the address set forth for Lessee on page 1 of this Lease prior to Lessee's initial occupancy of the Demised Premises and thereafter at the Demised Premises. Either party hereto may, by notice given as aforesaid, designate a different address or addresses for notices.

27. **LESSEE'S PROPORTIONATE SHARE**:

a. Commencing on January 1, 2005, Lessee agrees to pay:

(i) its "proportionate share" (as defined below) of any increase in real property taxes and assessments (as defined below) over and above those imposed, levied or assessed against the Land and Building for calendar year 2004 (the "Base Year"), as finally determined. Lessee's proportionate share is computed on the basis that the Demised Premises consists of Two Thousand Three Hundred Ninety-Two (2,392) gross rentable square feet and the Building consists of One Hundred Thirty Thousand Two Hundred Sixty Four (130,264) gross rentable feet (accordingly, Lessee's proportionate share as of the date hereof is One and 84/100ths percent (1.84%). The term "real property taxes and assessments" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary (including any changes or additions to any existing method of taxation) and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Land and/or Building by any authority having the direct or indirect power to tax, including any local, city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Land and/or building, as against Lessor's right to rent or other income therefrom or as against Lessor's

Lessor Lessee

business of leasing the Land and/or Building. The term "real property taxes and assessments" shall also include (1) expenses (including attorney fees) incurred in reviewing, protesting or seeking a reduction of real property taxes and assessments, and (2) any tax, fee, levy, assessment or charge (a) in substitution of, or in addition to, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property taxes and assessments", or (b) the nature of which was hereinbefore included within the definition of real property taxes and assessments or (c) which is imposed by reason of this transaction or any modification or changes hereto, and

(ii) its proportionate share (as defined in clause (i) above) of Common Area Expenses (as defined below), for the Land and Building over and above those incurred or expended by Lessor for the Base Year. "Common Area Expenses" shall mean all costs and expenses paid or incurred by Lessor in any calendar year with respect to the repair, replacement, operation and maintenance of the Building and Land, including, but not limited to, all insurance coverages obtained by Lessor, including but not limited to, fire, casualty and extended coverage (including, without limitation, rent insurance and VMM) and public liability insurance, fuel and electricity attributable to, or used or consumed in, on or for, the common areas, water and sewer charges; labor costs; security costs; service contracts, management charges; exterior cleaning; refuse removal from the common areas; snow removal; landscaping, drainage and parking field operations, maintenance, repairs and replacements, including, without limitation, lighting, striping and resurfacing; the cost of painting and decorating the common areas of the Building; legal and auditing fees incurred in connection with the foregoing; and all improvements and equipment required by any federal, state or local law or government regulation. Common Area Expenses shall not include Office Expenses (as defined below); and

(iii) its "office proportionate share" (as defined below) of any increase in Office Expenses for the Building over and above those incurred or expended by Lessor for the Base Year. Lessee's "office proportionate share" is computed on the basis that the Demised Premises consists of Two Thousand Three Hundred Ninety-Two (2,392) square feet and the total office component of the Building consists of Eighteen Thousand, Nine Hundred Thirty (18,930) square feet (accordingly, Lessee's office proportionate share as of the date hereof is Twelve and 64/100ths percent (12.64%). "Office Expenses" shall mean the total amount of costs and expenses paid or incurred by Lessor in any calendar year which are solely attributable to the office component of the Building, as determined by Lessor in its sole discretion, which include, but not limited to, HVAC repair and maintenance, cleaning of interior common areas, electricity and gas utility usage for interior lighting and operations of the HVAC equipment, water usage for the office restrooms and such similar items.

b. For the purposes of this Lease, the sum of Common Area Expenses and Office Expenses equal Operating Expenses. Lessee's proportionate share shall be recomputed if, and each time, the aggregate size of the Building or office component of the Building is reduced or enlarged. Real property taxes and assessments and Operating Expenses shall hereafter collectively be referred to as the "Expenses".

c. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Demised Premises. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

Lessor	Lessee
KWA	KH

d. If any of Lessee's personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement from Lessor setting forth the taxes applicable to Lessee's property.

e. In determining Operating Expenses for any calendar year, if less than all of the Building's rentable area shall have been occupied by tenants at any time during any such calendar year, or, if any tenant is separately paying for electricity or janitorial services, then Operating Expenses shall be determined for such calendar year to be an amount equal to the like expenses which would normally be expected to be incurred had all such areas been occupied throughout such calendar year and as if Lessor paid for electricity furnished to such premises.

f. Within approximately one hundred eighty (180) days after the end of each calendar year Lessor shall notify Lessee in writing of Lessor's estimate of Lessee's liability under this paragraph 27 for such calendar year. Lessee's proportionate share of increases in expenses shall be payable in equal one-twelfth (1/12th) installments on the first day of each month in advance, which installments shall continue to be paid by Lessee until Lessor furnishes Lessee with a statement setting forth the actual Expenses for the applicable calendar year and showing Lessee's proportionate share thereof, together with notice to Lessee stating whether the installments of Lessee's proportionate share of Expenses previously made for the period of time to which such statement relates is greater or less than the amount actually paid, or payable, by Lessor for such period and (i) if there shall be a deficiency, Lessee shall pay the amount thereof within ten (10) days after demand therefor or (ii) if there shall be an overpayment, Lessor shall credit the amount thereof against subsequent payments due under this paragraph 27. On the first date of the month following the month in which the applicable statement is furnished to Lessee and monthly thereafter until a new statement shall be furnished to Lessee by Lessor, Lessee shall pay to Lessor an amount equal to one-twelfth (1/12th) of Lessee's proportionate share of the actual Expenses shown on the statement last submitted to Lessee. Lessor may, no more than twice in any calendar year, furnish to Lessee a revised statement of Lessor's estimate of Lessee's proportionate share of Expenses for such calendar year, and in each such case, the monthly installments of Lessee's proportionate share of Expenses shall be adjusted and paid substantially in the same manner as provided in the preceding sentence. Lessee's obligation to pay base rent and additional rent for any period of time attributable or allocable prior to the expiration of this Lease shall survive the expiration or earlier termination of this Lease and any failure of Lessor to provide Lessee with a statement shall not relieve or release Lessee for its obligation to pay its proportionate share of actual Expenses at such time as the applicable statement is furnished to Lessee.

28. **SECURITY SERVICES**: Lessee acknowledges that Lessor is not providing, and is not obligated to provide, any security protection services to the Demised Premises, Building or Land.

29. **"AS IS"**: Lessor shall, at Lessor's sole cost and expense, perform the work ("Lessor's Work") as detailed in Exhibit C attached hereto and made a part hereof. Other than Lessor's Work, Lessor shall not be required to do any work in, on or upon the Demised Premises or the Building to ready the same for Lessee's use or occupancy of the Demised Premises, it being acknowledged that Lessee is fully familiar with the condition of the Demised Premises and that Lessee has either undertaken an exhaustive examination of the same prior to the execution of this Lease or has waived the opportunity to undertake such inspection. All work necessary for Lessee's use, occupancy and operation of the Demised Premises for their intended purposes shall be done by Lessee, at Lessee's sole cost and expense, pursuant to the terms and conditions of this Lease.

Lessor	Lessee
KMN	

30. **WAIVER OF JURY AND COUNTERCLAIM:** It is mutually agreed by and between Lessor and Lessee that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of said Demised Premises and/or any claim of injury or damage and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Lessor commences any summary proceeding or action for non payment of rent, additional rent or other charge payable hereunder, Lessee will not interpose any counterclaim of whatsoever nature or description in such proceeding or action or seek to consolidate any action or proceedings with Lessor's action or proceedings. Lessor and Lessee agree that in the event of any litigation regarding this Lease, its terms and the enforcement of the rights and obligations of the parties hereto, the sole proper venue for any such litigation shall be in Loudoun County, Virginia.

31. **SECURITY:** Lessee has deposited with Lessor the sum of Nine Thousand Two Hundred Sixty Nine and 00/100's Dollars ($9,269.00) as security for the faithful performance and observance by Lessee of the terms, provisions and conditions of this Lease; it is agreed that in the event Lessee defaults in respect of any of the terms, provisions and conditions of this Lease, Lessor may, without prejudice to any other remedy which Lessor may have on account thereof, appropriate, use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any sum as to which Lessee is in default and Lessee shall forthwith, upon demand of Lessor, restore said security to the original sum deposited. Lessor may commingle the security deposit with its other funds and no interest shall be payable to Lessee. In the event that Lessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Lessee after the date fixed at the end of this Lease and after delivery of entire possession of the Demised Premises to Lessor. In the event of a sale of the Land and Buildings or leasing of the Building, Lessor shall have the right to transfer the security to the vendee or lessee and Lessor shall thereupon be released by Lessee from all liability for the return of such security.

32. **VIRGINIA LAW:** This Lease shall be governed by and construed in accordance with the laws of, or applicable to, the Commonwealth of Virginia.

33. **BROKER:** Lessee represents that the sole broker instrumental in consummating this Lease was Commonwealth Commercial, Inc ("Broker") and that no dealings or prior negotiations were had with any other broker concerning the renting of the Demised Premises. Lessee agrees to hold Lessor harmless against any claims for brokerage commissions, other than those made by Brokers arising out of any conversations had by Lessee with any broker other than Brokers.

34. **RECORDING:** Lessee shall not record this Lease or a memorandum thereof without the written consent of Lessor.

35. **RULES AND REGULATIONS:** Lessee shall observe faithfully and comply strictly with the rules and regulations set forth in Exhibit B attached hereto and made a part hereof and any amendments or supplements thereto and such further rules and regulations as Lessor may, from time to time, adopt or promulgate.

36. **FAILURE TO DELIVER POSSESSION:** If Lessor is unable to deliver possession of all or any portion of the Demised Premises, because of the holding over or retention of possession of any tenant, under tenant or occupant, or for any other reason, Lessor shall not be subject to any liability for failure to give possession and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this Lease. If permission is given to Lessee to enter into the possession of all or any portions of the Demised Premises prior to the date specified as the commencement of the term of this Lease, Lessee covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except as to the covenant to pay rent.

Lessor	Lessee
Kah	[illegible]

37. **WAIVER OF LIABILITY:** The term "Lessor" as used in this Lease shall mean only the owner or mortgagee in possession, for the time being, of the Buildings, or the lessee or leasehold mortgagee in possession, for the time being, of a lease of the Buildings (which may include a lease of the Land), so that in the event of any transfer of title to the Buildings or any assignment of said lease, or in the event of a lease of the Buildings or of the Land and Buildings, the entity so transferring, assigning or leasing shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder, and it shall be deemed and construed as a covenant running with the Land without further agreement between the parties and their successors in interest, or between the parties and any such transferee, assignee or lessee, that the said transferee, assignee or lessee has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder. Lessee agrees to look solely to the estate and interest of Lessor in the Land and Buildings, and subject to prior right of any mortgage of the Land and/or Buildings, for the collection of any judgment (or other judicial process) recovered against Lessor based upon the breach by Lessor of any of the terms, conditions or covenants of this Lease on the part of Lessor to be performed, and no other property or assets of Lessor shall be subject to levy, execution or other enforcement procedures for the satisfaction of Lessee's remedies under or with respect to either this Lease, the relationship of Lesser or Lessee hereunder, or Lessee's use and occupancy of the Demised Premises.

38. **RIGHT OF LESSOR TO DISCHARGE OBLIGATIONS OF LESSEE:** If Lessee shall fail to perform or observe any of the terms, obligations or conditions contained herein on its part to be performed or observed hereunder, within the time limits set forth herein, Lessor may, at its option, but shall be under no obligation to do so, perform or observe the same and all costs and expenses incurred or expended by Lessor in such performance or observance shall, upon demand by Lessor, be immediately repaid to Lessor by Lessee together with twenty percent (20%) of the cost thereof to reimburse Lessor for all overhead, general conditions, fees and other costs or expenses arising from the involvement of Lessor therewith.

39. **INABILITY TO PERFORM:** If, by reason of (1) strike, (2) labor troubles, (3) governmental pre-emption in connection with a national emergency, (4) any rules, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency or (6) any cause beyond Lessor's control, Lessor shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Lessor is obligated to supply under this Lease, this Lease and Lessee's obligation to pay rent hereunder shall in no way be affected, impaired or excused, provided, however, that as soon as Lessor shall learn of the happening of any of the foregoing conditions, Lessor shall notify Lessee of such event and, if ascertainable, its estimated duration and will proceed with the fulfillment of its obligations as soon as reasonably possible. In no event will Lessor ever be liable for, and Lessee hereby expressly waives, any consequential damages, compensation or claims for inconvenience, annoyance or for loss of business, rents or profits as a result of Lessor's failure to perform under this Lease or failure to provide any service which it has, under the terms of this Lease, agreed to provide.

40. **BINDING ON SUCCESSORS, ETC.:** Except as otherwise provided in this Lease, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Lessor and Lessee and their respective legal representatives, successors and assigns.

41. **LATE CHARGE:** Lessee shall pay to Lessor a late charge of ten cents ($0.10) per dollar for any installment of base annual rent, any item of additional rent or other charge payable hereunder which Lessee has failed to pay to Lessor when due, not as a penalty, but to help defray administrative and other expenses involved in handling delinquent payments. In the event any check given to Lessor by, or on behalf of, Lessee is returned to Lessor by its bank for insufficient funds or for any other reason or is otherwise uncollectible, Lessee shall pay to Lessor a service charge in the sum equal to the higher of (i) Forty and 00/100ths ($40.00) Dollars for each check so returned or otherwise uncollected or (ii) five percent (5%) of the amount of the check so returned or otherwise uncollected, which service charge, if applicable and if not prohibited by law, shall be in addition to, and not in substitution of, any "late charge".

Lessor	Lessee

42. **ATTORNMENT**: If Lessor's interest in the ground lease or Demised Premises or the Building is encumbered by a mortgage and such mortgage is foreclosed, or Lessor's interest in the ground lease, the Demised Premises or the Building is acquired by deed in lieu of foreclosure or if Lessor's interest in the ground lease, the Demised Premises or Building are sold pursuant to such foreclosure or by reason of a default under said mortgage, then notwithstanding such foreclosure, such acquisition by deed in lieu of foreclosure, such sale, or such default (i) Lessee shall not disaffirm this Lease or any of its obligations hereunder and (ii) at the request of the applicable mortgagee, transferee by deed in lieu of foreclosure or purchaser at such foreclosure or sale, Lessee shall attorn to such mortgagee, transferee or purchaser and execute a new lease for the Demised Premises for the rentals reserved herein and otherwise setting forth all of the provisions of this Lease except that the term of such new lease shall be for the balance of the term of this Lease.

43. **EXECUTION OF LEASE**: The submission of this Lease for examination does not constitute a reservation or option of any kind or nature whatsoever on or for the Demised Premises or any other space within the Building and shall vest no right in either party. This Lease shall become effective as a lease only upon execution and legal delivery thereof by the parties hereto. This Lease may be executed in more than one counterpart, and each such counterpart shall be deemed to be an original document.

44. **MORTGAGEE PROTECTION CLAUSE**: Lessee agrees to give any mortgage and/or trust deed holders, by certified mail, a copy of any notice of default served upon Lessor. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have such additional time as may be necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so pursued.

45. **PARTIAL INVALIDITY**: If any provision of this Lease or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

46. **HOLDING OVER**: Lessee acknowledges that it is extremely important that Lessor have substantial advance notice of the date on which Lessee will vacate the Premises, because Lessor will require an extensive period to locate a replacement tenant and because Lessor plans its entire leasing and renovation program for the Building in reliance on its lease expiration dates. Lessee also acknowledges that if Lessee fails to surrender the Premises or any portion thereof at the expiration or earlier termination of the Lease Term, then it will be conclusively presumed that the value to Lessee of remaining in possession, and the loss that will be suffered by Lessor as a result thereof, far exceed the Base Rent and additional rent that would have been payable had the Lease Term continued during such holdover period. Therefore, if Lessee (or anyone claiming through Lessee) does not immediately surrender the Premises or any portion thereof upon the expiration or earlier termination of the Lease Term, then Lessee shall automatically forfeit all rights to the security deposit then being held by Lessor pursuant to this Lease and the rent payable by Lessee hereunder shall be increased to equal the greater of (1) double the fair market rent for the entire Premises, or (2) double the Base Rent, additional rent and other sums payable during the immediately preceding Lease Year. Such rent shall be computed by Lessor and paid by Lessee on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Notwithstanding any other provision of this Lease, Lessor's acceptance of such rent shall not in any manner adversely affect Lessor's other rights and remedies, including Lessor's right to evict Lessee and to recover all damages. Any such holdover shall be deemed to be a tenancy-at-sufferance and not a tenancy at will or tenancy from month-to month. In no event shall any holdover be deemed a permitted extension or renewal of the

Lessor	Lessee

Lease Term, and nothing contained herein shall be construed to constitute Lessor's consent to any holdover or to give Lessee any right with respect thereto.

47. **HAZARDOUS MATERIALS:** Lessee covenants and agrees, at its sole cost and expense, to (i) indemnify, protect and save Lessor harmless against and from any and all fines, damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, attorneys' and experts' reasonable fees and disbursements) of any kind or of any nature whatsoever (collectively, the "Indemnified Matters") which may at any time be imposed upon, incurred by or asserted or awarded against Lessor and arising from, or out of, the presence, existence, storage, handling or disposition of any Hazardous Materials (as hereinafter defined) on, in, under, from or affecting all or any portion of the Demised Premises and (ii) promptly, upon Lessor's demand, remove, or cause to be removed, from the Business Park and properly disposed of, all Hazardous Materials and undertake and complete all remediation. As used herein, "Hazardous Materials" means petroleum, petroleum products or distillates, petroleum derived substances, asbestos, asbestos containing materials or any other materials, wastes or substances which are (or would or could, upon attainment of a certain level or concentration, be) regulated, defined, determined or identified as hazardous, toxic or special waste in any Laws (as hereinafter defined) or such other items or materials that, in Lessor's reasonable determination, could constitute or pose a potential threat to the environment or a potential health threat. As used herein, "Laws" means any Federal, State or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated) and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments.

Indemnified Matters shall include, without limitation, all of the following: (i) the costs of removal, and proper disposal, of any and all Hazardous Materials from all or any portion of the Demised Premises or any surrounding areas, (ii) additional costs required to take necessary precautions to protect against the release of Hazardous Materials on, in, under or affecting the Demised Premises into the air, any body of water, any other public domain or any surrounding areas and (iii) costs incurred to bring the Demised Premises and any surrounding areas into compliance with all applicable Laws with respect to Hazardous Materials. All removal work referred to in clause (i) above, all work and other actions to take precautions against release referred to in clause (ii) above and all work and other actions performed in order to comply with Laws referred to in clause (iii) above are herein collectively referred to as "Corrective Work".

Lessor's rights under this Paragraph 47 shall be in addition to all other rights of Lessor under this Lease. Notwithstanding anything to the contrary contained herein, the indemnity provided for under this Paragraph 47 with respect to surrounding areas shall not extend to the cost of Corrective Work on, in, under or affecting any surrounding areas, if the applicable Hazardous Materials did not originate from any portion of the Demised Premises, unless the removal of any Hazardous Materials on, in, under or affecting any surrounding areas is required by Law or by order or directive of any Federal, State or local governmental authority in connection with the Corrective Work on, in, under or affecting any portion of the Demised Premises.

48. **ESTOPPEL CERTIFICATE:** Lessee agrees, at any time, and from time to time, upon not less than ten (10) days' prior notice by Lessor, to execute, acknowledge and deliver to Lessor, a statement in writing addressed to Lessor or such other party as Lessor shall designate certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which Base Rent, additional rent and other charges have been paid, the amount of security deposited, if any, and stating whether or not there exists any default in the performance of any covenant, agreement, term, provisions or condition contained in this Lease, and, if so, specifying each such default and containing such other information, items and certifications as Lessor shall request, it being intended that any such statement delivered pursuant hereto may be relied upon by Lessor and by any purchaser, mortgagee or prospective mortgagee of any mortgage affecting all or any portion of the Business Park and by any lessor under a ground or underlying lease affecting all or any portion of the Business Park

Lessor	Lessee
KMH	[illegible]

49. **FINANCIAL STATEMENTS**: Lessee hereby agrees, from time to time and at the request of Lessor, to furnish Lessor, within thirty (30) days of each such request, with such audited financial statements of Lessee as Lessor shall require in order to reasonably determine the financial condition of Lessee. Such statements shall be prepared by an independent certified public accountant and shall include, without limitation, Lessee's net worth statements and statements of financial position and retained earnings statement of Lessee and its subsidiaries, if any, for the preceding three (3) years. Lessee agrees that Lessor may furnish any of its lenders or potential lenders or purchasers copies of such financial statements and records. Lessor agrees to hold, and to cause its lender and potential lenders and purchasers to hold, such financial statements in confidence and not to disclose such records to any party other than such party as shall have a financial interest in the Business Park or who has a loan on all or any portion of the Business Park or who is interested in making a loan on all or any portion of the Business Park or who is interested in purchasing all or a portion of the Business Park.

IN WITNESS WHEREOF, we have hereunto set our hands and seals the day and year first above written.

LESSOR:

Witnesses:

APA PROPERTIES NO. 2, L.P.
by its Agent, Peter Lawrence of Virginia, Inc

By: [signature]
Name:

By: [signature]
Name: Kristopher M. Hoover
Title: President

LESSEE:

Witnesses:

STRONGHOLD TECHNOLOGIES, INC.,
a New Jersey corporation

By: [signature]
Name:

By: [signature]
Name:

Title: Chief Financial Officer

Lessor	Lessee
[initials]	[initials]

EXHIBIT A-1

Demised Premises


ARCHER'S SIDING, INC.
MANTECH INTERNATIONAL CORP.
LOCKHEED MARTIN CORP
SPRINKLER ROOM
TELEPHONE AND ELEC ROOM
TURNER ASSOCIATES, INC.
SUITE 112-3A
SUITE 112-2 (warehouse)
6,665 RENTABLE S.F.
SUITE 112-2A (office)
2,392 RENTABLE S.F.

2,392 Rentable Square Feet

Lessor	Lessee
KMH	

EXHIBIT "B"

RULES AND REGULATIONS

The following rules and regulations have been adopted by Lessor for the care, protection and benefit of the Building and for the general comfort and welfare of all tenants:

1. The rights of Lessee in the sidewalks, entrances, corridors and elevator of the Building are limited to ingress to and egress from the Demised Premises for Lessee and its employees, licensees and invitees, and Lessee shall not use, or permit the use of, such sidewalks, entrances, corridors or elevator for any other purposes. Fire exits and stairways are for emergency use only, and they shall not be used for invitees. Lessor shall have the right to regulate the use of and operate the public portions of the Building, as well as portions furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

2. Lessor may refuse admission to the Building outside of ordinary business hours to any person not having a pass issued by Lessor or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Lessor may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment or enforcement of such requirement shall not impose any responsibility on Lessor for the protection of Lessee against the removal of property from the Demised Premises.

3. No tenant shall purchase or contract for waxing, rug shampooing, venetian blind washing, interior glass washing, furniture polishing, lamp servicing, cleaning of electric fixtures, removal of waste paper, rubbish and garbage, towel service or for alterations in the Demised Premises except from contractors, companies or persons approved by Lessor. Such services shall be furnished only at such hours, in such places within the Demised Premises and under such regulations as may be fixed by Lessor.

4. Where any damage to the public portions of the Building or to any portions used in common with other tenants is caused by Lessee or its employees, licensees or invitees, the cost of repairing the same shall be paid by Lessee upon demand.

5. Except as shall be approved in writing by Lessor, no lettering, sign, advertisement, trademark, emblem, notice or object shall be displayed in or on the windows or doors, or on the outside of the Demised Premises.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein.

7. No awnings or other projections of any kind over or around the windows or entrances of the Demised Premises shall be installed by Lessee, and only such window blinds and shades as are approved or supplied by Lessor shall be used in the Demised Premises.

8. Linoleum, tile or other floor covering shall be laid in the Demised Premises only in a manner approved by Lessor.

9. Lessor shall have the right to prescribe the weight and position of safes and other objects of excessive weight. If, in the reasonable judgment of Lessor, it is necessary to distribute the concentrated weight of any safe or heavy object, the work involved in such distribution shall be done in such manner as Lessor shall reasonably determine and the expense thereof shall be paid by Lessee. The moving of safes and other heavy objects shall take place only upon

Lessor	Lessee
KMK	

previous notice to, and at times and in a manner approved by, Lessor, and the persons employed to move the same in and out of the Building shall be acceptable to Lessor.

10. No machines, machinery or electrical or electronic equipment or appliances of any kind shall be placed or operated so as to disturb other tenants.

11. Freight, furniture, business equipment, merchandise and packages of any description shall be delivered to and removed from the Demised Premises only during hours and in a manner approved by Lessor.

12. No dangerous, inflammable, combustible or explosive object or material shall be brought into or kept in the Building by Lessee or with the permission of Lessee, except as permitted by law and the insurance companies insuring the Building or the property therein.

13. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in the Demised Premises and no lock on any door shall be changed or altered in any respect. Duplicate keys for the Demised Premises and toilet rooms shall be procured only from Lessor, and Lessee shall pay to Lessor Lessor's reasonable charge therefor. Upon the termination of the Lease, all keys of the Demised Premises and toilet rooms shall be delivered to Lessor.

14. All entrance doors in the Demised Premises shall be left locked by Lessee when the Demised Premises are not in use.

15. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

16. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in passenger elevators.

17. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Demised Premises, and no cooking shall be done or permitted by Lessee on the Demised Premises except in the kitchen of the dining facility, if any, as set forth in Lessee's layout, which is to be used only as provided in the Lease. Lessee shall not cause or permit any unusual or objectionable odors to be produced upon or emanate from the Demised Premises.

18. Lessor reserves the right at all times to exclude the general public from the Building during such hours as in Lessor's sole judgment will be in the best interest of the Building and its tenants.

19. No wires of any kind or type (including, without limitation, television and radio antennas) shall be attached to the outside of the Building, and no wires shall be run or installed in any part of the Building without Lessor's prior written consent.

20. Lessee shall provide a plexiglass or comparable carpet protection mat for each desk chair customarily used by Lessee. Carelessness in this respect may result in Lessee being requested by Lessor to pay the cost of repair and/or replacement of said carpet, in whole or in part, as additional rent when and if, in Lessor's sole judgment, such repair and/or replacement is deemed necessary.

21. Suite doors are to remain closed except during ingress and egress. This is mandatory to comply with the Fire Code.

22. Smoking is prohibited in the Building.

23. Lessor reserves the right to rescind, alter or waive any rule or regulation at any time prescribed by Lessor when it deems it necessary, desirable or proper for its best interest or

Lessor	Lessee
Kvn	JL

for the best interests of the tenants, and no rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant. Lessor shall not be responsible to Lessee for the nonobservance or violation by any other tenant of any of the rules or regulations at any time prescribed by Lessor.

Lessor	Lessee

EXHIBIT "C"

LESSOR'S WORK

Lessor, at Lessor's sole cost and expense, shall shampoo all of the existing carpets within the Premises.

Lessor	Lessee
KMH	JL